UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2007
(April 23, 2007)

Linn Energy, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

600 Travis, Suite 7000
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 605-4100

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01   Financial Statements and Exhibits.

(a)              Financial statements of business acquired.

The audited statements of direct revenues and direct operating expenses, including the notes thereto, for the oil and gas properties acquired by Linn Energy, LLC (“Linn,” or the “Company”) from Stallion Energy LLC, (“Stallion”) acting as general partner of Cavallo Energy, LP, for the years ended December 31, 2006, 2005 and 2004, and the independent auditors’ reports related thereto, are attached hereto as Exhibit 99.1 and incorporated by reference.

(b)              Pro forma financial information.

The unaudited pro forma condensed combined balance sheet and the unaudited condensed combined statement of operations of Linn at and for the year ended December 31, 2006, which give effect to Linn’s acquisition of certain oil and gas properties from a) Stallion, b) BlackSand Partners, L.P., Blacksand Brea, LLC, Blacksand GP, LLC and Blacksand Acquisition, LLC, and c) certain oil and gas properties from the Kaiser-Francis Oil Company attached hereto as Exhibit 99.2 and incorporated by reference.

(c)              Shell company transactions.

Not applicable.

(d)              Exhibits.

Exhibit Number	Description

*23.1	Consent of Independent Auditor - KPMG LLP.

*23.2	Consent of Independent Auditor - Hein & Associates LLP.

*99.1

The audited statements of direct revenues and direct operating expenses, including the notes thereto, for Stallion, also referred to as the “Panhandle Properties,” for the years ended December 31, 2006, 2005 and 2004.

*99.2

The unaudited pro forma condensed combined balance sheet of Linn as of December 31, 2006 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006, which give effect to the Stallion acquisition and certain other acquisitions.

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LINN ENERGY, LLC
(Registrant)

Date: April 23, 2007	/s/ Lisa D. Anderson
Lisa D. Anderson
Senior Vice President and Chief Accounting Officer
(As Duly Authorized Officer and Chief Accounting Officer)